UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 11, 2022 (November 5, 2021)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2022, the Board of Growlife, Inc. (the “Company”) adopted an amendment to the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaw Amendment”), which amended Article III to, to provide that the number of Directors which shall constitute the Company’s Board shall be fixed from time to time by resolution of a majority of Directors in office; provided, however, that their number shall not be less than one (1) nor more than nine (9) and shall not be increased by more than two directors in any calendar year without unanimous board consent.

The foregoing summary and description of the provisions of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01   Other Events.

On August 6, 2022, the Board of Directors ratified the Company’s prior approval on June 17, 2022 in favor of the implementation of a one-for-one hundred and fifty (1:150) reverse stock split of all of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). In light of delay in processing, the Board has revised the Record Date from June 17, 2022 to the date which falls one day prior to FINRA’s announcement of the Reverse Stock Split.

As previously reported, the Reverse Stock Split was previously approved by the Company’s shareholders at the Company’s November 5, 2021 annual meeting of stockholders.

As a result of the Reverse Stock Split, every one hundred and fifty (150) shares of the issued and outstanding common stock of the Company will be converted into one (1) share of common stock. Any and all fractional shares resulting from the Reverse Split which are less than 1 (one) whole share, shall not be rounded up to the next whole share and rather such Holder shall receive a fractional pro-rata cash payment equal to 120% of the closing market price on the Record Date. Any and all fractional shares created by the Reverse Stock Split which are greater than one (1) whole share will be rounded up to the nearest whole share.

The number of authorized shares will not change as a result of the Reverse Stock Split.

The Reverse Stock Split will become effective upon announcement by FINRA (the Financial Industry Regulatory Authority). In connection with the Reverse Stock Split, the Company’s CUSIP number will change.

An amendment to Articles of Incorporation will also be filed citing the Reverse Stock Split.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
3.1	Amendment to Second Amended and Restated Bylaws Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: August 11, 2022	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer